UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – August 7, 2012

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices) (Zip code)

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Florence D. Hudson To Board of Directors

On August 7, 2012, the Board of Directors of IEC Electronics Corp. (the “Company”) elected Florence D. Hudson to fill the vacancy on the Board of Directors created by the resignation of Carl E. Sassano described below. She will be a party to the same compensation arrangements as apply to the other independent directors of the Company, including (1) an annual board retainer of $24,000, payable in cash or stock, (2) a board meeting fee of $1,000 per meeting, payable in stock, (3) a supplemental meeting fee of $1,000, (4) reimbursement for expenses incurred in attending board meetings, and (5) an annual grant of restricted stock, vesting annually over three years, with a fair market value of $20,000 on the grant date. The Board of Directors has not yet made a determination as to the Committees on which Ms. Hudson will serve.

Resignation of Carl E. Sassano From Board of Directors

On August 7, 2012, Carl E. Sassano resigned from the Company’s Board of Directors.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On August 9, 2012, the Company issued a press release announcing the changes in the Board of Directors described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9 Financial Information and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Press Release issued by the Company on August 9, 2012

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC ELECTRONICS CORP.
(Registrant)

Date: August 9, 2012	By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release issued by the Company on August 9, 2012